Exhibit 10.8

PROMISSORY NOTE

$148,300.00	Date: August ___, 2022

FOR VALUE RECEIVED, the undersigned SGB Development Corp, a Delaware corporation (hereinafter referred to as the “Borrower”) promise to pay to the order of Palermo Lender LLC, a Florida limited liability company, the principal sum of ONE HUNDRED FORTY EIGHT THOUSAND THREE HUNDRED DOLLARS and 00/100 dollars ($148,300.00), hereinafter referred to as the “Lender”. This amount is to be paid with interest thereon at the rate of NINE AND SEVENTY FIVE PERCENT (9.75%) per annum, both principal and interest being payable in lawful money of the United States, such principal sum and interest payable as follows:

1.	An initial payment of interest only is due at closing in the amount shown in the closing statement, and thereafter, equal monthly installments of interest at the above-specified rate shall be paid on the first day of each month in the amount of $1,204.93, commencing January l, 2023, as follows:

Beneficiary: Palermo Financial Group, LLC

Bank: Bank of America

Routing #: ____________ (Electronic) / ____________ (Wire)

Account #: ___________________

2.	The entire principal sum hereof together with accrued interest if any shall be due and payable on September l, 2023.

3.	The undersigned Borrower expressly acknowledges and agrees that in the event the maturity date of this Note is extended, the Borrower shall pay to Lender a fee equal to ONE percent (1%) of the principal balance of the Note remaining unpaid at the time of the extension. If that is the case, such extension shall be for six (6) months. The Borrower’s obligations under this paragraph shall survive the closing, and if not already paid in full, shall survive the satisfaction of this Note.

4.	If any payment of interest and/or principal is made more than five (5) days after the due date, there shall be a late charge assessed of ten percent (10%) late charge or One-Hundred Dollars ($100.00), whichever is greater, as to any late payments made hereunder. Any such late charge is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment and loss to the Lender where payments are not received in a timely manner. Said late charge shall be immediately due and payable and shall be paid by the Borrower without notice or demand by the Lender. The failure by the Lender to collect or require payment of any late charge shall in no way prejudice the right of the Lender to collect or require payment of a late charge in connection with subsequent late payments.

5.	Such installments and payments shall be applied first to the Lender’s costs of collection as provided elsewhere herein or in the Security Deed securing this debt, then to interest accruing under the terms of this Note and then to a reduction of the principal indebtedness, and shall be payable in lawful money of the United States. All interest due hereunder shall be computed the daily outstanding principal balance based upon a 360 day year and the actual number of days per year for the actual number of days elapsed. If the Note rate herein is eighteen percent, then interest shall be calculated based upon 365 day year (366 days for leap year).

6.	Borrower may prepay this Note without penalty, provided, however, if Lender has not received six (6) months of interest, Borrower shall pay to Lender an amount equivalent to the months of interest necessary to complete six (6) months of interest, whether or not the loan is paid prior to the expiration of the said six-month period. In any case, at the time of payment in full of this Note, Borrower shall pay Lender an amount equivalent to half of ONE percent (0.50%) of the original loan amount.

7.	Any acceleration of payment of this indebtedness by the holder of this Note, pursuant to the terms hereof or pursuant to the terms of the Security Deed given to secure the same, shall be considered a prepayment of the indebtedness authorizing the holder, upon any such acceleration, and in addition to the balance of the principal and interest accrued thereon and all other amounts due under said Note and Security Deed, to the extent permitted by law, to recover an amount equal to the prepayment charge hereinabove provided, as if the indebtedness has been prepaid otherwise.

8.	Time is of the essence as to each and every of the Borrower’s obligations hereunder. Should a default be made in the payment of the unpaid principal balance of this Note, or in the payment of any installment of principal or interest when due or in the performance of any provision or condition contained in the Security Deed securing this Note, or in any other obligation contained in this Note or in any other instrument now or hereafter executed in connection with the indebtedness evidenced hereby, or should he Borrower or any maker, endorser, surety, guarantor or accommodating party of this Note (Borrower and each of the foregoing hereinafter collectively referred to as a “Party”) make an assignment for the benefit if creditors, or should attachment or garnishment proceedings be commenced or a judgment be entered against any Party to this Note or a receiver be appointed over any property of any Party to this Note, or should any proceedings be instituted, either voluntarily or involuntarily, as to any Party to this Note under any state, federal or local bankruptcy or insolvency act, statute or ordinance, then the entire unpaid, balance of principal and accrued and unpaid interest shall become immediately due and payable at the option of the holder hereof, without notice or demand, irrespective or the maturity date specified herein, together with interest thereon at the highest rate allowable by law from the date of acceleration. The holder hereof may exercise this option to accelerate regardless of any prior forbearance. There are no conditions precedent whatsoever to the Lender exercising any of the rights or remedies granted herein. The full or partial release of any obligation of any Party, under this Note or the Security Deed securing the same, shall not serve to release or modify the obligations of any other Party.

9.	The maker and endorsers of this Note further agree to waive presentment, presentment for acceptance, demand, notice, protest, notice of dishonor, and notice of nonpayment, and in the event suit shall be brought for the collection hereof, or the same has to be collected upon demand of a collection agency and/or an attorney to pay reasonable collection fees and/or attorney’s fees. The Borrower agrees that in the event this Note is placed in the hands of any attorney for collection or for any action hereunder or under the Security Deed securing this Note, that a reasonable attorney’s fees shall be the percent of the principal balance hereof. Said attorney’s fees shall be due whether a suit be brought or not and in any proceeding arising out of the Note or the Security Deed which secures it, including, but not limited to, actions in State, Federal and Bankruptcy Courts. All parties agree that any sales and use tax imposed by any governmental authority upon any amounts due under this Note or Security Deed securing this Note or in any other instrument now or hereafter executed in connection with the indebtedness evidenced hereby shall be the responsibility of said Parties.

10.	This Note is secured by a Security Deed of even date herewith and is to be construed and enforced according to the laws of the State of Georgia. Each of the undersigned expressly agrees to be bound by all of the terms, conditions and obligations contained in the said Security Deed. Upon default in the payment of principal or interest when due, the whole sum of principal and interest remaining unpaid shall, at the option of the holders, become immediately due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of subsequent default. The holder hereof shall not be liable for or prejudiced by failure to collect or for lack of diligence in bringing suit on this Note or any renewal or extension thereof. The said Principal sum and accrued interest shall both bear interest for such time of default until repaid at the highest rate allowable under Georgia law.

11.	Notwithstanding the foregoing the interest rate charged herein shall never be at any time more than the maximum rate of interest permitted by applicable law on effect from time to time. In the event that the said interest rate exceeds the maximum percentage permissible by applicable law, only the maximum percentage permissible shall then be charged, but thereafter in any interest period or periods during which the rate is less than the maximum percentage permissible by applicable law in effect from time to time, the applicable interest rate shall be increased so that Lender, its successors or assigns, may collect interest in such amount as may have been charged pursuant to the terms of this Note, but which was not charged because of the limitation imposed by law.

12.	If the calculation of interest or the imposition of a change in the rate of interest after acceleration upon default or the payment of any fees or other charges which are construed to be interest under applicable law in effect from time to time, result in an effective rate of interest higher than that permitted , then such charges shall be reduced by a sum sufficient to result in an effective rate of interest no greater than the maximum effective rate of interest permitted to be paid under applicable law in effect from time to time.

13.	Upon maturity of this Note, whether by acceleration or in due course interest shall be recalculated over the actual life of the loan based upon the amounts outstanding, and if the total of interest theretofore paid exceeds the amount permitted to be paid under applicable law in the effect from time to time, the excess shall be credited to principal or if such excess exceeds the principal amount due hereunder, refunded to the Borrower.

14.	In the event the makers shall make any payment by check, which check shall be returned to the Lender for any reason other than improper endorsement, the maker shall be responsible for a $50.00 bank processing charge for returning said check, in addition to any late charge or penalty provided herein. Upon full payment and satisfaction of this obligation, the remaining balance due hereunder shall be paid by a cashier’s check written on a local bank.

15.	THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH THE UNDERSIGNED MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH IHS NOTE AND ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER THE UNDERSIGNED OR THE HOLDER HEREOF. IHS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER HEREOF TO MAKE A LOAN TO THE UNDERSIGNED IN PRINCIPAL AMOUNT HEREINBEFORE PROVIDED ABOVE.

16.	NO ELECTION OF Remedies. In the event of a default, the payee hereunder shall have the separate right to sue any or all of the makers of this Note, to foreclose on the Security Deed being given as security for this Note, and to exercise any other right that the payee may have with respect to any other collateral. Each of these rights shall be independent of one another and the payee’s pursuit of any one remedy shall not be deemed an election of remedies and shall not serve to limit the payee’s right to pursue any other remedy.

BORROWER:

By SGB Development Corp, a Delaware corporation

/s/ Paul Galvin
Paul Galvin, as President

THIS IS TO CERTIFY THE ABOVE AND FORECOING IS A TRUE AND ACCURATE COPY OF THE ORIGINAL DOCUMENT THIS 22nd DAY OF AUGUST 2022

/s/ Debbie Downs
NOTARY PUBLIC

THIS IS TO CERTIFY THE ABOVE AND FORECOING IS A TRUE AND ACCURATE COPY OF THE ORIGINAL DOCUMENT THIS 22 DAY OF AUGUST 2022

/s/ Debbie Downs
NOTARY PUBLIC

Please return to:

Kinney & Hendrix, LLC

Attorneys at Law

P. O. Box 7050

St. Marys, GA 31558

File Number: 22-46925

STATE OF NEW YORK

COUNTY OF SUFFOLK

DEED TO SECURE DEBT

THIS DEED TO SECURE DEBT, made August 18, 2022, between Grantor, SGB Development Corp., a Delaware corporation, whose address is 5011 Gate Parkway Bldg. 100 Ste. 100, Jacksonville, FL 32256 (herein “Borrower”), and Palermo Lender LLC, a Florida limited liability company, whose address is 20428 NE 16 Pl., Miami, FL 33179 (herein “Lender”).

WHEREAS, Borrower is indebted to Lender in the principal sum of $148,300.00, which indebtedness is evidenced by Borrower’s note of even date herewith (herein “Note”), providing for the payment of principal and interest, with the balance of the indebtedness, if not sooner paid, due and payable on August 18, 2023;

TO SECURE to Lender (a) the repayment of the indebtedness evidenced by the Note, with interest thereon, including all renewals, extensions, and modifications, the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Deed to Secure Debt, and the performance of the covenants and agreements of Borrower herein contained, and (b) the repayment of any future advances, with interest thereon, made to Borrower by Lender pursuant to Paragraph 19 hereof (herein “Future Advances”), Borrower does hereby grant and convey to Lender and Lender’s successors and assigns, with power of sale, the property described on the attached Exhibit “A.”

TO HAVE AND TO HOLD such property unto Lender and Lender’s successors and assigns forever, together with all the improvements now or hereafter erected on the property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock, and all fixtures now or hereafter attached to the property, all of which, including replacements and additions thereto, shall be deemed to be and remain a part of the property covered by this Deed to Secure Debt; and all of the foregoing, together with said property are herein referred to as the “Property”.

Borrower covenants that Borrower is lawfully seized of the estate hereby conveyed and has the right to grant and convey the Property, that the Property is unencumbered, and that Borrower will warrant and defend the title to the Property against all claims and demands of all persons whomsoever,

Borrower and Lender covenant and agree as follows:

1. Payment of Principal and Interest. Borrower shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, prepayment and late charges as provided in the Note, and the principal of and interest on any Future Advances secured by this Deed to Secure Debt.

2. Funds for Taxes and Insurance. Subject to Lender’s option under Paragraphs 4 and 5 hereof, Borrower shall pay to Lender on the first day of each month, until the Note is paid in full, a sum (herein “Funds”) equal to one-twelfth of the yearly taxes and assessments which may attain priority over this Security Deed, and ground rents on the Property, if any, plus one-twelfth of yearly premium installments for hazard insurance, all as reasonably estimated initially and from time to time by Lender on the basis of assessments and bills and reasonable estimates thereof. Lender shall apply the Funds to pay said taxes, assessments, insurance premiums and ground rents. Lender shall make no charge for so holding and applying the Funds or verifying and compiling said assessments and bills. Lender shall not be required to pay Borrower any interest on the Funds. The Funds are pledged as additional security for the sums secured by this Deed to Secure Debt.

3. Application of Payments. Unless applicable law provides otherwise, all payments received by Lender under the Note and Paragraphs 1 and 2 hereof shall be applied by Lender first in payment of amounts payable to Lender by Borrower under Paragraph 2 hereof, then to interest payable on the Note and on Future Advances, if any, and then to the principal of the Note and to the principal of Future Advances, if any.

4. Charges: Liens. Borrower shall pay all taxes, assessments and other charges, fines and impositions attributable to the Property which may attain a priority over this Deed to Secure Debt, and ground rents, if any, at Lender’s option in the manner provided under Paragraph 2 hereof or by Borrower making payment when due, directly to the payee thereof. Borrower shall promptly furnish to Lender all notices of amounts due under this paragraph, and in the event Borrower shall make payments directly, Borrower shall promptly furnish to Lender receipts evidencing such payments.

5. Hazard Insurance. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included with the term “extended coverage”, and such other hazards as Lender may require and in such amounts and for such periods as Lender may require; provided, that Lender shall not require that the amount of such coverage exceed that amount of coverage required to pay the sums secured by this Deed to Secure Debt.

The insurance carrier providing the insurance shall be chosen by Borrower subject to approval by Lender; provided, that such approval shall not be unreasonably withheld. All premiums on insurance policies shall be paid at Lender’s option in the manner provided under Paragraph 2 hereof or by Borrower making payment, when due, directly to the insurance carrier.

All insurance policies and renewals thereof shall be in form acceptable to Lender and shall include a standard mortgage clause in favor of and in form acceptable to Lender. Lender shall have the right to hold the policies and renewals thereof, and Borrower shall promptly furnish to Lender all renewal notices and all receipts of paid premiums. In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender, and Lender may make proof of loss if not made promptly by Borrower.

If under Paragraph 18 hereof the Property is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and in and to the proceeds thereof (to the extent of the sums secured by this Deed to Secure Debt immediately prior to such sale or acquisition) resulting from damage to the Property prior to the sale or acquisition shall pass to Lender.

6. Preservation and Maintenance of Property. Borrower shall keep the Property in good repair and shall not permit or commit waste, impairment, or deterioration of the Property. If this Deed to Secure Debt is on a condominium unit, Borrower shall perform all of Borrower’s obligations under the declaration of condominium or master deed, the bylaws and regulations of the condominium project and constituent documents.

7. Rents. As further security for the debt herein described, Borrower hereby sells, assigns, sets over and transfers to the Lender all of the rent which shall hereafter become due or to be paid for the use of the above described property, reserving only the right to the Borrower to collect said rents so long as there is no default in the obligations of the Borrower under this Deed to Secure Debt or in payment of the debt hereby secured. In the event of such default in said debt or any part thereof, principal or interest, or in the performance of any obligation of the Borrower under this deed, Lender may enter upon said premises and collect the rents therefrom and the Lender is hereby constituted and appointed as Borrowers agent and attorney in fact to collect such rents by any appropriate proceedings, and Lender is authorized to pay a rental or real estate agent 10% commission for collecting such rents. The net amount of rent so collected shall be applied towards the debt hereby secured.

8. Protection of Lender’s Security. If Borrower fails to perform the covenants and agreements contained in this Deed to Secure Debt, or if any action or proceeding is commenced which materially affects Lender’s interest in the Property, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender’s option, upon notice to Borrower, may make such appearances, disburse such sums and take such action as is necessary to protect Lender’s interest, including, but not limited to, disbursement of reasonable attorney’s fees and entry upon the Property to make repairs. Any amounts disbursed by Lender pursuant to this Paragraph 8, with interest thereon, shall become additional indebtedness of Borrower secured by this Deed to Secure Debt. Unless Borrower and Lender agree to other terms of payment, such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof, and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate permissible by applicable law. Nothing contained in this Paragraph 8 shall require Lender to incur any expense or to do any act hereunder.

9. Inspection. Lender may make or cause to be made reasonable entries upon and inspection of the Property, provided that Lender shall give Borrower notice prior to any such inspection specifying reasonable cause therefore related to Lender’s interest in the Property.

10. Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for the conveyance in lieu of condemnation, are hereby assigned and shall be paid to Lender with the excess of the indebtedness, if any, paid to the Borrower. Unless Lender and Borrower otherwise agree in writing, any such application of proceeds of principal shall not extend or postpone the due date of the monthly installments referred to in Paragraphs 1 and 2 hereof or change the amount of such installments.

11. Borrower Not Released. Extension of the time for payment or modification of amortization of the sums secured by this Deed to Secure Debt granted by Lender to any successor in interest of Borrower shall not operate to release, in any manner, the liability of the original Borrower and Borrower’s successors in interest. Lender shall not be required to commence proceedings against such successor or refuse to extend the time for payment or otherwise modify amortization of the sums secured by this security deed by reason of any demand made by the original Borrower and Borrower’s successors in interest.

12. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy hereunder. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the indebtedness secured by this Deed to Secure Debt.

13. Remedies Cumulative. All remedies provided in this Deed to Secure Debt are distinct and cumulative to any other right or remedy under this instrument or afforded by law or equity, and may be exercised concurrently, independently or successively.

14. Successors and Assigns Bound: Joint and Several Liability: Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of Paragraph 18 hereof. All covenants and agreements of Borrower shall be joint and several. The captions and headings of the paragraphs of this Deed to Secure Debt are for convenience only and are not to be used to interpret or define the provisions hereof.

15. Notice. Any notice to Borrower provided for in this Deed to Secure Debt shall be given in person or by mailing such notice by certified mail addressed to Borrower at the address stated above. Any notice provided for in this Deed to Secure Debt shall be deemed to have been given to Borrower when given in the manner designated herein.

16.     Perfection of Obligation. Borrower shall execute and deliver (and pay the costs of preparation and recording thereof) to Lender and to any subsequent holder from time to time, upon demand, any further instrument or instruments, including, but not limited to, security deeds, security agreements, financing statements, assignments and renewals and substitution notes, so as to reaffirm, to correct and to perfect the evidence of the obligation hereby secured and the legal security title of Borrower to all or any part of the premises intended to be hereby conveyed, whether now conveyed, later substituted for, or acquired subsequent to the date of this Deed to Secure Debt and extensions or modifications thereof. Borrower, upon request, made either personally or by mail, shall certify by a writing, duly acknowledged, to Lender or to any proposed assignee of this Deed to Secure Debt, the amount of principal and interest then owing on the secured indebtedness and whether or not any offsets or defenses exist against the secured indebtedness, within six days in case the request is made personally, or within ten days after the mailing of such request in case the request is made by mail.

17. Transfer of the Property: Assumption. If all or any part of the Property or any interest therein is sold or transferred by Borrower without Lender’s prior written consent, excluding (a) the creation of a lien or encumbrance subordinate to this Deed to Secure Debt, (b) a transfer by devise, descent or by operation of law upon the death of a joint tenant or (c) the grant of any leasehold interest of three years or less not containing an option to purchase; Lender may, at Lender’s option, declare all the sums secured by this Deed to Secure Debt to be immediately due and payable. Lender shall have waived such option to accelerate if, prior to the sale or transfer, Lender and the person to whom the Property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to Lender and that the interest payable on the sums secured by this Deed to Secure Debt shall be at such rate as Lender shall request.

18. Acceleration’ Remedies. Upon Borrowers breach of any covenant or agreement of Borrower in this Deed to Secure Debt, including the covenants to pay when due any sums secured by this Deed to Secure Debt, Lender at Lenders option may declare all of the sums secured by this Deed to Secure Debt to be immediately due and payable without further demand and may invoke the power of sale herein granted (and Borrower appoints Lender the agent and attorney-in-fact for Borrower to exercise said power of sale) and any other remedies permitted by applicable law. Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in this Paragraph 18, including, but not limited to, attorney’s fees in the amount of 15% of the amount due.

If Lender invokes the power of sale, Lender shall give notice of sale by public advertisement for the time and in the manner prescribed by applicable law. Lender, without further demand on Borrower, shall sell the Property at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Lender may determine. Lender or Lender’s designee may purchase the Property at any sale.

Lender shall deliver to the purchaser Lender’s deed to the Property in fee simple and Borrower hereby appoints Lender Borrower’s agent and attorney-in-fact to make such conveyance. The recitals in Lender’s deed shall be prima facie evidence of the truth of the statements made therein. Borrower covenants and agrees that Lender shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable attorney’s fees and costs of title evidence; (b) to all sums secured by this Deed to Secure Debt; and (c) the excess, if any, to the person or persons legally entitled thereto. The power and agency hereby granted are coupled with an interest, are irrevocable by death or otherwise and are cumulative to the remedies for collection of said indebtedness as provided by law.

If the property is sold pursuant to this Paragraph 18, Borrower, or any person holding possession of the Property through Borrower, shall immediately surrender possession of the Property to the purchaser at such sale. If possession is not surrendered, Borrower or such person shall be a tenant holding over and may be dispossessed in accordance with applicable law.

19. Future Advances. Upon request of Borrower, the original holder of the Note may make Future Advances to Borrower, prior to cancellation of this Deed to Secure Debt. Such Future Advances, with interest thereon, shall be secured by this Deed to Secure Debt when evidenced by promissory notes stating that said notes are secured hereby.

20. Waiver of Homestead. Borrower, for himself and family, hereby waives and renounces all homestead and exemption rights provided for by the Constitution and Laws of the United States or the State of Georgia, in and to the Premises as against the collection of the secured indebtedness, or any part thereof; and Borrower agrees that where, by the terms of the conveyance or the note secured hereby, a day is named or a time fixed for the payment of any sum of money or the performance of any agreement, the time stated enters into the consideration and is of the essence of the whole contract.

21. Deed to Secure Debt. This conveyance is to be construed under the existing laws of the State of Georgia as a Deed to Secure Debt passing title, and not as a mortgage, and is intended to secure the payment of all sums secured hereby.

22. Assumption Not a Novation. Lender’ s acceptance of an assumption of the obligations of this Deed to Secure Debt and the Note, and any release of Borrower pursuant to Paragraph 17 hereof, shall not constitute a novation.

23. Subrogation. Lender shall be subrogated to all right, title, lien, or equity of all persons to whom it may have paid moneys in settlement of liens, charges, or in acquisition of title of or for its benefit hereunder, or for the benefit and account of Borrower at the time of making the loan evidenced by this Deed to Secure Debt, or subsequently under any of the provisions herein.

24. Names. The words “Borrower” and “Lender” whenever used herein shall include all individuals, corporations (and if a corporation, its officers, employees, agents or attorneys) and any and all other persons or entities, and the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and all those holding under either of them, and the pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the word “Note” shall also include one or more notes and the grammatical construction of sentences shall conform thereto.

25. Security Deed. This conveyance is to be construed under the existing laws of the State of Georgia as a deed passing title, and not as a mortgage, and is intended to secure the payment of all sums secured hereby. It is also the intent of the parties, as provided by O.C.G.A. S 44-14-80(a)(1), to establish for the benefit of Lender herein a perpetual or indefinite security interest in the property conveyed to secure the debt evidenced by this Deed to Secure Debt.

IN WITNESS WHEREOF, Borrower has executed and sealed this Deed to Secure Debt the year and date first above written.

SGB Development Corp

By:	/s/ Paul Galvin
Paul Galvin, Its President

Signed, sealed, and delivered in
our presence, on August 19, 2022.

/s/ Kimberly Kakerbeck
Witness

/s/ Christine M. Thierry
Notary Public

My Commission Expires: 8/12/2023

Exhibit “A”

All that lot, tract or parcel of land lying and being in the City of St. Marys, 29th G.M. District, Camden County, Georgia more particularly described as follows:

All of Parcel 3, as more particularly shown and described on that certain plat of survey prepared by Jeffrey S. Foster, Georgia Registered Land Surveyor No. 3143, dated August 5, 2022, recorded in Plat Book 2022, page 93, Camden County, Georgia, records.

Together with an easement for ingress, egress, access, and utilities over, under, and through Roadway Parcel “A,” Roadway Parcel “B,” Dandy Street Extension, and Point Peter Road Additional Right-of-Way, as more particularly shown and described on that certain plat of survey prepared by Jeffrey S. Foster, Georgia Registered Land Surveyor No. 3143, dated August 16, 2022, recorded in Plat Book 2022, page 91, Camden County, Georgia, records. Said easement shall run with and be appurtenant to the property hereby conveyed.